SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2006

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9286	56-0950585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2006, Coca-Cola Bottling Co. Consolidated (the “Company”) appointed William J. Billiard as Vice President, Controller of the Company (the principal accounting officer of the Company), effective February 20, 2006.

Mr. Billiard, age 39, most recently served as Senior Vice President, Interim Chief Financial Officer and Corporate Controller of Portrait Corporation of America (“PCA”) from September 2005 to January 2006 and Senior Vice President, Corporate Controller from August 2001 to September 2005. PCA is the sole operator of portrait photography studios in Wal-Mart in the United States, Canada, Mexico, Germany and the United Kingdom. In his capacity as Corporate Controller, Mr. Billiard had responsibility for SEC reporting, general accounting, tax accounting, payroll, accounts payable, purchasing, property accounting and inventory control.

From August 2000 to August 2001, Mr. Billiard served as Vice President, Chief Financial Officer of Tailored Management, a long-term staffing company specializing in manufacturing and customer call center positions. In his capacity as Vice President, Chief Financial Officer, Mr. Billiard was responsible for financial accounting and reporting, treasury matters and information technology initiatives.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: February 3, 2006	By:	/s/ Steven D. Westphal
Steven D. Westphal
Principal Financial Officer of the Registrant and
Senior Vice President and Chief Financial Officer

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